EXHIBIT 10.23

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE BLUE SKY LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNDER SAID ACT AND COMPLIANCE WITH THE REQUIREMENTS OF ANY APPLICABLE BLUE SKY LAWS OR AN EXEMPTION THEREFROM.

BRIDGE LOAN NOTE

$2,000,000 September 30, 2008

FOR VALUE RECEIVED, Aurelio Resource Corporation, a Nevada corporation (the "Company"), promises to pay to the order of Telifonda (Cayman) Ltd., a Cayman Island corporation (together with its successors, the "Holder"), the principal amount of Two Million and 00/100 Dollars ($2,000,000) on the Maturity Date (or, if such day is not a business day, on the next succeeding business day). This Note shall bear no interest. Except as provided in Section 6 below, all unpaid principal, together with other amounts payable hereunder shall be due and payable on the earliest to occur of (i) the date the Transaction is consummated, (ii) December 30, 2009 if (A) the Stock Purchase Agreement is terminated by the Company pursuant to Section 10(a)(iii) of the Stock Purchase Agreement (B) the Security Agreement is terminated pursuant to Section 10(c) of the Security Agreement or (C) if neither party is in breach of the Stock Purchase Agreement but the transactions contemplated by the Stock Purchase Agreement are not consummated on or before December 30, 2008, as that date may be extended in accordance with the terms of the Stock Purchase Agreement, or (iii) December 30, 2008, if the Stock Purchase Agreement is terminated by the Lender pursuant to Section 10(a)(ii), as such date may be extended also in accordance with the terms of the Stock Purchase Agreement (such earliest date, the "Maturity Date").

This Note is issued to the Holder pursuant to terms of that certain Bridge Loan Agreement, dated as of September 30, 2008 (as amended or modified, the "Bridge Loan Agreement"), between the Company and the Holder.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

    Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Bridge Loan Agreement. As used in this Note, the following capitalized terms have the following meanings:

    "Business Day" shall mean any day other than a day on which commercial banks in New York are authorized or required by law to close.

    "Common Stock" shall mean shares of the Company's common stock, par value $.001 per share.

    "Obligations" shall mean all principal and other amounts due hereunder.

    Events of Default. The occurrence of any of the following shall constitute a "Default" under this Note:

      Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and any such payment shall not have been made within three (3) Business Days after the Company's receipt of Holder's written notice to the Company of such failure to pay; or

      Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i)  prepare to apply for, apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) prepare to make or make a general assignment for the benefit of its or any of its creditors, (iv) prepare to be, or be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) prepare to commence or commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

      Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

      Breach of Bridge Loan Agreement. The Company shall fail to perform any covenant under the Bridge Loan Agreement in a timely manner and (other than with respect to failures described in subsection 2(a) above) such failure shall continue for thirty (30) days after the Company's receipt of Holder's written notice to the Company of such failure, or any representation or warranty of the Company thereunder shall be inaccurate in any material respect when made.

    Rights of Holder Upon Default. Upon the occurrence or existence of any Default and at any time thereafter during the continuance of such Default, Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Default hereunder, the Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

    security Interest. This Note is secured by the security interest granted in Section 5 of the Bridge Loan Agreement.

    Prepayment. No prepayment of all or any part of the principal of this Note is permitted until the first to occur of (i) December 1, 2008, and (ii) the date of receipt by the Company of written notice from Holder advising the Company that Holder will not proceed with the Transaction.

    Repayment with Common Stock. Notwithstanding the foregoing, (x) if, but only if, the Transaction is consummated on or before December 30, 2008, all of the obligations of the Company owing to the Lender on account of Bridge Loan and the Bridge Loan B Financing, including, without limitation, all principal, interest, costs fees, expenses and other liabilities of every kind and nature arising under or in connection with this Bridge Loan Agreement, the Bridge Loan Note, the Bridge Loan B Agreement, the Bridge Loan B Note and any other notes, instruments, documents and agreements executed or delivered by the Company in connection therewith shall be fully satisfied and paid in full by the Company's transfer to NewCo of the Bolsa Stock and the Gavilanes NSR and the application of all obligations described above to the Cash Consideration, and the Cash Consideration shall be deemed to have been satisfied in the aggregate amount of such obligations by offset of such obligations, and (y) all obligations of the Company owing to Lender on account of Bridge Loan shall be repaid in full on the Maturity Date either, at the election of the Company, (1) in cash, or (2) by the Company transferring to Lender valid title to the Collateral free and clear of all security interests, liens and encumbrances except those held by Lender

    Attorneys' Fees and Costs. If Company fails to pay this Note when due, the Company shall pay the Holder on demand any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting the Company) taken to protect, enforce, determine or assert any right or remedy under this Note, the Bridge Loan Agreement, the security interest granted in Section 5 of the Bridge Loan Agreement, and the Collateral described in said Section 5, if the Holder is the prevailing party in such action or proceeding.

    Limited Recourse. Notwithstanding anything to the contrary set forth herein, in Bridge Loan Agreement or in any other note, instrument, document or agreement executed or delivered by the Company with or in favor of Holder, Holder's sole recourse in respect of the obligations of the Company under this Note and the Bridge Loan Agreement shall be to the Collateral.

    Successors and Assigns. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties. Notwithstanding anything herein to the contrary set forth in this Note or in the Bridge Loan Agreement , neither the Company nor the Holder shall assign its respective rights and obligations arising under or in connection with this Note to any Person by operation of law or otherwise, in whole or in part, without the prior written consent of the other party; provided however, that the Holder may assign this Note to NewCo or to another affiliate of the Holder.

    Waiver and Amendment. Any provision of this Note may be amended or modified only upon the written consent of both the Company and the Holder, or if applicable, waived in writing by the affected party. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Company, Holder and each transferee of this Note.

    Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the records maintained by the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall be deemed given on the date of delivery in the case of delivery by facsimile, or on the delivery or refusal date, as specified on the return receipt in the case of certified mail or on the tracking report in the case of overnight courier.

    Payment. Except as provided in Section 6 hereof, payment shall be made in lawful tender of the United States.

    Waivers. The Company hereby waives notice of default (except as specifically provided for in Section 2 hereof), presentment or demand for payment, protest or notice of nonpayment or dishonor relative to this instrument.

    Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

Aurelio Resource Corporation By: /s/ Stephen B. Doppler Name: Stephen B. Doppler Title: President & CEO Address: Suite 202 12345 W. Alameda Parkway Lakewood, CO 80228 Facsimile: 303.945.7270
Signed, sealed, sworn and delivered this 29th day of September, 2008 in the presence of: /s/ Mike J. Anderson Notary Public My Commission Expires:12/17/2011

(SEAL)